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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of PICO Holdings, Inc. on Form S-3 of our reports dated March 27, 1998, appearing in the Annual Reports on Form 10-K and Form 10-K/A of PICO Holdings, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





Deloitte & Touche LLP
San Diego, California
May 5, 1998





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